                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               ----------------


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)            May  26, 1999
                                                 -----------------------------


                            SAF T LOK, INCORPORATED
                            -----------------------

            (exact name of registrant as specified in its charter)


                                    FLORIDA
                                    -------
                (State or other jurisdiction of incorporation)


       1-11968                                       65-0142837
-------------------------------        -----------------------------------------
(Commission File Number)                 (IRS Employer Identification Number)


           1101 NORTHPOINT PARKWAY, WEST PALM BEACH, FLORIDA  33407
            ---------------------------------------------------------
                   (Address of principal executive offices)

                                     33406
                                  (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (561) 478-5625
                                                           --------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events
          ------------

     On May 26, 1999, SAF T LOK INCORPORATED (the "Company") effected the closing of the following transactions:

     (I) Pursuant to the Amendment to and Termination of Non-Exclusive Distribution and Pricing Agreement (the "Amendment"), which was made as of May 18, 1999 but delivered on May 26, 1999:

          (A) The Company and United Safety Action, Inc. ("United") terminated the February 11, 1998 Non-Exclusive Distribution and Pricing Agreement (the "Agreement") under which United had been granted the exclusive world-wide right to sell SAF T LOK(R) products to wholesalers, retailers and end users other than law enforcement agencies, governmental entities, military organizations and gun manufacturers.

          (B) United and the Company exchanged Mutual Releases and United caused Empire Consulting Ltd., Inc. ("Empire"), Danvers Investment Corp. ("Danvers"), Amexcorp., Ltd. ("Amexcorp"), Mr. Shalom Weiss, Mr. Arthur Braun and Mr. Geno Weiser to exchange Mutual Releases with the Company (the Company did not exchange Mutual Releases with Atom Corp. ("Atom"), Robert Cordes and Richard Gladstone as originally required by the terms of the Amendment).

          (C) United was permitted to retain approximately 20,000 of the Company's gun locks which it had not paid for.

          (D) The Company terminated a Consulting Agreement with Empire pursuant to which the Company had been required to pay Empire a commission on orders placed pursuant to the Agreement.

          (E) The Company repurchased 2,000,000 warrants (having an exercise price of $5.00 per share) that it had previously issued to Danvers, Amexcorp and Atom at a price of $.25 per warrant.

          (F) The Company was permitted to retain 1,000,000 shares of the Company's Common Stock that had been issued in the name of United and pledged to the Company pending United's performance of its obligation to advertise the Company's products; the Company is canceling such shares and returning them to authorized but unissued status.

     (II) On May 26, 1999, holders of a total of 500,000 warrants to purchase the Company's Common Stock at a price of $3.00 per share exercised such warrants. Of the $1,500,000 of gross proceeds payable upon exercise of the $3.00 warrants, $195,000 was withheld for placement and related fees and $500,000 was used for the repurchase of the 2,000,000 $5.00 warrants discussed above. The $3.00 warrants were issued as part of the Company's October 1997 private placement offering conducted pursuant to Regulation S. The Company also exchanged a Mutual Release with Firstimpex, Inc. ("Firstimpex), Merca Corp., Inc. ("Merca") and Dafico Investment Corp. ("Dafico") (the holders of the $3.00 warrants). The Company intends to use the net proceeds ($805,000) for general corporate purposes.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (a)  Financial Statements

               Not applicable.

     (b)  Pro Forma Financial Information

               Not Applicable.

     (c)  Exhibits

          10.1 Amendment to and Termination of Non-Exclusive Distribution and Pricing Agreement dated as of May 18, 1999, and delivered May 26, 1999, by and between the Company and United.

          10.2 Stock Pledge Termination Agreement dated as of May 18, 1999, and delivered May 26, 1999, by and between the Company and United.

          10.3 Termination Agreement dated as of May 18, 1999, and delivered May 26, 1999, by and between the Company and Empire.

          10.4 Mutual Release dated May 18, 1999, and delivered May 26, 1999, by Danvers, Amexcorp, the Company, Mr. Shalom Weiss and Mr. Geno Weiser.

          10.5 Mutual Release dated May 18, 1999, and delivered May 26, 1999, by the Company and Empire.

          10.6 Mutual Release dated May 18, 1999, and delivered May 26, 1999, by the

                Company and United.

          10.7 Mutual Release dated May 18, 1999, and delivered May 26, 1999, by Firstimpex, Mercacorp and Dafico.

          99.1  Press Release dated May 27, 1999.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAF T LOK INCORPORATED


By: /s/ William M. Schmidt
   ----------------------------------------
   William M. Schmidt
   Chief Financial Officer, Prinicpal Financial Officer,
    Principal Accounting Officer, Vice President


Date:  June 3, 1999